UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2021

VPC Impact Acquisition Holdings

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Victory Park Capital Advisors, LLC 150 North Riverside Plaza, Suite 5200 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 701-1777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one Warrant to purchase one Class A ordinary share	VIHAU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value per share	VIH	The Nasdaq Stock Market LLC
Warrants to purchase Class A ordinary shares	VIHAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2021, Ms. Adrienne Harris notified VPC Impact Acquisition Holdings (the “Company”) of her decision to resign, effective September 7, 2021, from the Company’s Board of Directors (the “Board”). Ms. Harris serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. The departure of Ms. Harris is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices. Since August 20, 2021, the Board has not taken any actions or called any meetings requiring the participation of Ms. Harris. Ms. Harris did not review or sign the Amendment No.4 to the Registration Statement on Form S-4 filed by the Company on Friday, September 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VPC Impact Acquisition Holdings

Date: September 7, 2021
	By:	/s/ John Martin
	Name:	John Martin
	Title:	Chief Executive Officer and Chairman